AMERICAN FINANCIAL GROUP, INC.

AUXILIARY RASP PLAN

AMENDED AND RESTATED

AS OF JANUARY 1, 2009

Table of Contents

Page

Article 1. Establishment and Purpose 1

Article 2. Definitions 1

2.1 "Account" 1

2.2 "Administrator" 2

2.3 "AFG" 2

2.4 "AFG RASP" 2

2.5 "Agreement" 2

2.6 "American Financial Group" 2

2.7 "APU BEP" 2

2.8 "APU Retirement Benefit" 2

2.9 "APU Savings Benefit" 2

2.10 "Code" 3

2.11 "Disability" 3

2.12 "Employee" 3

2.13 "Employer" 3

2.14 "ERISA" 3

2.15 "Executive Officer" 3

2.16 "GAFRI Auxiliary RASP" 3

2.17 "Participant" 3

2.18 "Plan Year" 3

2.19 "RASP" 4

2.20 "Retirement Contribution" 4

2.21 "Retirement Contributions Account" 4

2.22 "Separation from Service" 4

2.23 "Specified Employee" 4

2.24 "Unforeseeable Emergency" 4

Article 3. Participation 5

3.1 Eligibility. 5

3.2 Participation in the Plan. 5

3.3 Vesting. 5

Article 4. Compensation Allocated 5

4.1 AFG Auxiliary RASP Account. 5

4.2 Amount of Allocation. 6

4.3 Term of Deferral. 6

4.4 Investment Return. 6

4.5 Statement of Account. 7

Article 5. Payment of Account 7

5.1 Payment Upon a Separation from

Service, Death or Disability 7

5.2 Hardship Distributions. 8

5.3 Beneficiary Designation and Payment. 8

Article 6. General Provisions 9

6.1 Employee's Rights Unsecured. 9

6.2 Non-Assignability. 9

6.3 Administration. 9

6.4 Amendment and Termination. 9

6.5 Construction. 10

6.6 Limitations. 10

6.7 No Guarantee of Tax Consequences. 10

6.8 Subsidiaries. 10

6.9 Transfer by AFG. 10

AMERICAN FINANCIAL GROUP, INC.

AUXILIARY RASP PLAN

AMENDED AND RESTATED

As of January 1, 2009

Article 1. Establishment and Purpose

The American Financial Group, Inc, Auxiliary RASP Plan ("Plan") was established as of January 1, 1997. It was amended and restated as of January 1, 1998, again amended and restated as of July 1, 2003 and is again being amended and restated as of January 1, 2009. The purpose of the Plan is to enable eligible Employees of American Financial Group, Inc. ("AFG"), and certain of its subsidiaries and affiliates (collectively "Employers" and singularly "Employer"), who are eligible to participate in the Retirement Contribution portion of the American Financial Group Retirement and Savings Plan (the "RASP") or any other defined contribution plan sponsored by an AFG subsidiary to have an additional benefit to the RASP or such other plan. The American Premier Benefit Equalization Plan was merged with the Plan effective as of July 1, 2003. The Great American Financial Resources, Inc. Auxiliary RASP Plan was merged with the Plan effective as of January 1, 2007.

The Plan was established by AFG and the other Employers for the benefit of their respective officers and other key employees who receive Covered Compensation, as defined in the AFG RASP, from an Employer in excess of the Compensation Limit, as provided in Section 401(a)(17) of the Code. With respect to Employees not directly employed by AFG, such Employers shall annually forward the amount necessary to fund the contributions for the Account of each eligible Employee as determined pursuant to Section 4.2 and thereafter the Account (the investment return as determined pursuant to Section 4.4) of each Employee is the obligation of AFG.

Except with respect to amounts deferred under the American Premier Benefit Equalization Plan, the Plan is intended to comply with Section 409A of the Code and the final regulations thereunder. The Plan is intended to be a "grandfathered plan" for purposes of Section 409A of the Code with respect to amounts deferred under the American Premier Benefit Equalization Plan. All amounts deferred under the American Premier Benefit Equalization Plan were earned and vested before January 1, 2005, and the Plan has not been materially modified after October 3, 2004 with respect to such amounts.

Article 2. Definitions

2.1 "Account"

Account means the account established by the Administrator pursuant to Section 3.1. For purposes of benefits from the APU BEP, the Account shall include amounts attributable to the BEP Retirement Benefit and the BEP Savings Benefit. For purposes of benefits from the GAFRI Auxiliary RASP, the Account shall include amounts attributable to the accounts merged from the GAFRI Auxiliary RASP.

2.2 "Administrator"

Administrator means the Director of Human Resources responsible for employee benefits unless otherwise specified by the board of directors of AFG who shall be responsible for the administration of the Plan.

2.3 "AFG"

AFG means American Financial Group.

2.4 "AFG RASP"

AFG RASP means the American Financial Group Retirement and Savings Plan.

2.5 "Agreement"

Agreement means the written election of a Participant to participate in the Plan in the form attached hereto as Appendix I.

2.6 "American Financial Group"

American Financial Group means American Financial Group, Inc., an Ohio corporation, its successors and assigns.

2.7 "APU BEP"

APU BEP means the American Premier Benefit Equalization Plan which was merged with the Plan as of July 1, 2003.

2.8 "APU Retirement Benefit"

APU Retirement Benefit means the portion of the Participant's Account determined in accordance with the terms of the APU BEP which is attached hereto as Appendix II for the purpose of determining the APU Retirement Benefit.

2.9 "APU Savings Benefit"

APU Savings Benefit means the portion of the Participant's Account determined in accordance with the terms of the APU BEP which is attached hereto as Appendix II for the purpose of determining the APU Savings Benefit.

2.10 "Code"

Code means the Internal Revenue Code of 1986, as amended.

2.11 "Disability"

Disability means a Participant is: (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

2.12 "Employee"

Employee means all common law employees of an Employer as further described in the AFG RASP.

2.13 "Employer"

Employer means AFG and certain of its subsidiaries and affiliates who have adopted the Plan.

2.14 "ERISA"

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.15 "Executive Officer"

Executive officer means a vice president, a senior vice president, a president or a chief executive officer of AFG.

2.16 "GAFRI Auxiliary RASP"

GAFRI Auxiliary RASP means the Great American Financial Resources, Inc. Auxiliary RASP Plan which is merged with this Plan as of January 1, 2007.

2.17 "Participant"

Participant means an Employee who becomes eligible pursuant to Article 3.

2.18 "Plan Year"

Plan Year means the 12-month period beginning each January 1 and ending December 31 on which the records of the Plan are kept.

2.19 "RASP"

RASP means the AFG RASP.

2.20 "Retirement Contribution"

Retirement Contribution means the employer retirement contribution made by an Employer pursuant to the terms of the AFG RASP.

2.21 "Retirement Contributions Account"

Retirement Contributions Account means the Retirement Contributions Account as defined in the RASP.

2.22 "Separation from Service"

Separation from Service means the termination of employment with the Employer. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate that the Employer and Participant reasonably anticipate that no further services would be performed after a certain date or that the level of bona fide services would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of employment if the Participant has been employed by an Employer less than 36 months). A Participant is not treated as having terminated employment while he is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment under an applicable statute or by contract. The determination of whether a Separation of Service has occurred shall be based on applicable regulations and other applicable legal authority under Section 409A of the Code.

2.23 "Specified Employee"

Specified Employee means a Participant who, as of the date of his Separation from Service, is a key employee in that the Participant meets the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5) of the Code). The determination of whether an individual is such a key employee shall be made as of each December 31st and that determination shall be controlling for the twelve-month period commencing on the immediately following April 1st. The determination of Specified Employees shall be based on applicable regulations and other applicable legal authority under Section 409A of the Code.

2.24 "Unforeseeable Emergency"

Unforeseeable Emergency means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's beneficiary, or the Participant's dependent (within the meaning of Section 152 of the Code, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B) of the Code), loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control, or such other circumstances or events, if any, that are included within the meaning of "unforeseeable emergency" based on applicable regulations and other applicable legal authority under Section 409A of the Code.

Article 3. Participation

3.1 Eligibility.

The Employees who are eligible to become a Participant in the Plan are those officers and other key employees of an Employer who receive Covered Compensation, as defined in the AFG RASP, from an Employer in excess of the Compensation Limit provided in Section 401(a)(17) of the Code unless not permitted to participate by the Administrator. In addition, Participants in the APU BEP shall be eligible to participate in this Plan to the extent of their benefit in the APU BEP and any other benefit that the Participants from the APU BEP may be eligible for pursuant to the terms of the Plan. In addition, Participants in the GAFRI Auxiliary RASP shall be eligible to participate in this Plan to the extent of their benefit in the GAFRI Auxiliary RASP.

3.2 Participation in the Plan.

A Participant shall automatically become a Participant in the Plan as described in Section 3.1 unless otherwise specified by the Administrator. Participation in the Plan will continue until an Employee terminates employment as provided for in Section 4.3 or for as long as the Employee has an interest in the Plan that has not been distributed to the Employee or for the Employee's benefit.

3.3 Vesting.

Effective as of July 1, 2003, all Participants shall be fully vested immediately upon becoming a Participant in the Plan. All Participants who were Employees as of July 1, 2003 and who were previously subject to a vesting schedule shall also be fully vested as of July 1, 2003. In addition, any forfeitures remaining from a Participants' non-vested rights to an Account shall be forfeited immediately. Notwithstanding anything in this Plan to the contrary, the benefits for the Participants with benefits merged from the GAFRI Auxiliary RASP shall become vested and nonforfeitable on the same basis and pursuant to the same vesting schedule as the Participants Retirement Contributions Account in the RASP. All forfeitures shall be forfeited immediately.

Article 4. Compensation Allocated

4.1 AFG Auxiliary RASP Account.

An Account will be established for each Employee who elects to participate in the Plan. The Account will be maintained by the Administrator. The Account shall include all allocations on behalf of an Employee, all increases or decreases in the Account due to the investment return as described in Section 4.4, the Participant's APU Savings Benefit and APU Retirement Benefit, if any, and the Participant's benefits merged from the Participant's GAFRI Auxiliary RASP.

4.2 Amount of Allocation.

(a) The amount allocated to an Employee's Account for each Plan Year shall be deferred and shall be the same percentage of an Employee's gross income (as defined in Section 61(a) of the Code) that would have been paid by an Employer under the allocation formula in the AFG RASP in excess of the amount of the contribution actually allocated to the Employee's Retirement Contributions Account in the AFG RASP (or any other defined contribution plan sponsored by an AFG subsidiary) provided there was no Compensation Limit, as defined in the RASP, imposed by the Code. AFG may impose a limit on the amount of income that will be considered for purposes of an allocation under this Plan from time to time; provided, however, the maximum amount of this contribution when added to the contribution allocated to the Employee's Retirement Contributions Account each Plan Year shall not exceed the dollar amount provided by Section 415 of the Code as the limitation for defined contribution plans.

(b) Allocations under this Plan for any Plan Year shall be deemed to be credited to an Employee's Account as of December 31 of such Plan Year.

(c) A Participant's Accounts shall also include amounts previously credited under the AFC Auxiliary ESORP, if any.

(d) A Participant's Accounts shall also include amounts from the APU BEP, as provided above, if any.

(e) A Participant's Accounts shall also include amounts from the GAFRI Auxiliary RASP, including any amounts from the GAFRI Auxiliary ESORP, if any, as provided above, if any.

4.3 Term of Deferral.

Except as provided in Section 5.1(c), amounts posted to a Participant's Account shall be paid to the Participant (or Beneficiary) in accordance with Section 5.1(a) upon the earlier of the Participant's (1) Separation from Service (2) death, or (3) Disability.

4.4 Investment Return.

(a) The Participant's Account shall be credited (or charged) with earnings or losses at the same rate as earned on the Retirement Contributions Account under the RASP (investment income plus or minus "investment performance" under the Retirement Contributions Account of the RASP) as of each December 31 or more frequently as determined by the Administrator, except for amounts from the APU BEP which are credited with earnings or losses, as provided in paragraph (c) below. This shall include amounts merged from the GAFRI Auxiliary RASP as of January 1, 2007, except as provided in paragraph (d) below.

(b) If a Participant has diversified his or her Retirement Contributions Account under the RASP prior to October 1, 2003, the Participant may make a one time election prior to October 1, 2003 to either diversify his or her Account to the same extent his or her Retirement Contributions Account is diversified in the RASP or not to have his or her Account diversified to the same extent. If the Participant does not make an election, the Participant will be deemed to have elected not to have his or her Account diversified to the same extent as his or her Retirement Contributions Account prior to October 1, 2003. Thereafter, if a Participant elects to diversify his or her Retirement Contributions Account under the RASP, only the portion of the Participant's Account that is eligible for diversification that has not been diversified by a prior election shall be diversified by the same percentage as elected for the Retirement Contributions Account. If the Participant does not have a Retirement Contri butions Account in the RASP, the Participant may make a one time election prior to October 1, 2003 to either diversify 75% of the Participant's Account or not to have the Participant's Account diversified. If the Participant makes the election to diversify, the full amount of 75% must be diversified. If no election is made, the Participant will be deemed to have elected not to diversify the Participant's Account. Thereafter, a Participant without a Retirement Contributions Account in the RASP shall not have the right to diversify any part of his or her account. A Participant's Account that is diversified shall be credited with earnings or losses on the Account for the percentage of the Retirement Contributions Account invested in AFG Securities as described above, and the percentage of the Account equal to the percentage of the Retirement Contributions Account diversified shall be credited with earnings or losses based on the same rate of return provided under the American Financial Group, Inc. Deferred Compensation Plan under the Interest Election as announced by the Board of Directors of AFG, regardless of whether the Participant is a participant in such deferred compensation plan or has elected the Interest Election under such deferred compensation plan. Such determination shall be final, binding and conclusive on all parties. The Administrator may adopt rules related to the administration of this provision as needed from time to time.

(c) The Participant's Account for amounts from the APU BEP shall be credited with earnings or losses, as provided in the APU BEP attached hereto as Appendix II.

(d) The Participant's Account for amounts from the GAFRI Auxiliary RASP prior to January 1, 2007, shall be credited with earnings or losses on the Account for the percentage of the Retirement Contribution Account invested in GAFRI Securities from July 1, 2006 until January 1, 2007. Credits for earnings or losses on the Account prior to July 1, 2006 shall be at the same rate as earned on the Retirement Contributions Account of the GAFRI RASP as of each December 31 or more frequently as determined by the Administrator.

4.5 Statement of Account.

A statement of Account will be sent to each Participant annually or more frequently as determined by the Administrator.

Article 5. Payment of Account

5.1 Payment Upon a Separation from Service, Death or Disability

(a) Subject to Section 5.1(c) below, during the first 90 days of the calendar year following the calendar year in which the Participant's Separation from Service, death or Disability occurs, the Participant's Account shall be paid to the Participant, or in the event of death, the Beneficiary, in a lump sum in cash; provided, however, if payment is being made on account of the Participant's Separation from Service and the Participant is a Specified Employee as of the date of his Separation from Service, then payment shall not be made before the date that is 6 months after the date of Separation from Service (or, if earlier than the end of the 6-month period, the date of the Participant's death).

(b) Any applicable federal, state and local taxes will be withheld from the gross amounts paid. Neither the Participant nor any designated beneficiary shall have any right, directly or indirectly, to alienate, assign, pledge or in any way encumber any amount that is payable from the Account.

(c) Notwithstanding Section 5.1(a) above, benefits under the APU BEP shall be paid in accordance with the terms of the APU BEP attached hereto as Appendix II.

5.2 Hardship Distributions.

(a) Notwithstanding Section 5.1 above, and subject to Section 5.2(b) below, distribution of payments from a Participant's Account may be made upon the occurrence of an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts reasonably necessary to satisfy the emergency (which may include amounts necessary to pay any federal, state, local, or foreign income taxes reasonably anticipated to result from the distribution). Distribution of payments may be made only if the Administrator, after consideration of an application by the Participant, determines that the Participant is faced with an Unforeseeable Emergency. The determination of whether an Unforeseeable Emergency has occurred shall be based on applicable regulations and other applicable legal authority under Section 409A of the Code. Such a determination shall be based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of an Unfor eseeable Emergency may not be made to the extent such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship. The Administrator retains the discretion with respect to whether to make a payment available under the Plan due to an Unforeseeable Emergency.

(b) Notwithstanding Section 5.2(a) above, hardship distributions of amounts from the APU BEP shall be made in accordance with the terms of the APU BEP attached hereto as Appendix II.

5.3 Beneficiary Designation and Payment.

(a) The Participant shall have the right to designate a beneficiary hereunder and to change any beneficiary previously designated. Such designation shall be made by the Participant delivering to the Administrator a writing setting forth the name and address of the person or persons so designated with a statement by the Participant of the intention that the person or persons so designated be the beneficiary or beneficiaries hereunder. The last-dated and filed beneficiary designation shall cancel all earlier filed designations. (Appendix I provides the acceptable form of beneficiary designation.) Any beneficiary designated by Participants from the APU BEP shall be valid except to the extent a later-dated and filed beneficiary designation is made after July 1, 2003 which shall operate to cancel an earlier designation. Any beneficiary designated by Participants from the GAFRI Auxiliary RASP shall be valid except to the extent a later-dated and filed beneficiary designation is made after January 1, 2007, which shall operate to cancel an earlier designation.

(b) In the event of the Participant's death before or after the commencement of payments from the Account, then the amount otherwise payable to the Participant shall be paid to the designated beneficiary or, if none, to the estate, which beneficiary or estate shall have all the rights conferred by Section 5.1 above.

Article 6. General Provisions

6.1 Employee's Rights Unsecured.

The right of any Employee to receive payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Employers. It is not required or intended that the amounts credited to the Employee's Account be segregated on the books of AFG or be held by the Employers in trust for the Employee. All credits to the Account are for bookkeeping purposes only.

6.2 Non-Assignability.

The right to receive payments hereunder shall not be transferable or assignable by an Employee, except all or any portion of payments hereunder may be transferable or assignable by will, by the laws of descent and distribution, or by a domestic relations order approved by the Administrator. Any other attempted assignment or alienation of payments hereunder shall be void and of no force or effect.

6.3 Administration.

The Administrator shall have the authority to adopt rules, regulations and interpret, construe and implement the provisions of the Plan according to the laws of the State of Ohio, to the extent not preempted by ERISA.

6.4 Amendment and Termination.

The Plan may at any time or from time to time be amended or terminated by AFG. No amendment, modification or termination shall adversely affect the Employee's accrued rights under the Plan. Any such amendment, modification or termination shall be in a writing signed by an Executive Officer of AFG.

6.5 Construction.

The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine and neuter genders. The singular shall also include the plural, and the plural, the singular, where appropriate.

6.6 Limitations.

The Plan does not constitute a contract of employment, and participation in the Plan will not give any Employee the right to be retained in the employ of an Employer or any right or claim to any benefit under the terms of the Plan, unless such right or claim has specifically accrued pursuant to the provisions of his Agreement with the Employer. This Plan does not confer the right for an Employee to receive a bonus.

6.7 No Guarantee of Tax Consequences.

The Participant (or Beneficiary) shall be responsible for all taxes with respect to his benefit hereunder. Neither AFG nor any Employer guarantees any particular tax consequences. This includes, without limitation, any taxes, interest or penalties imposed by, or with respect to, Section 409A of the Code.

6.8 Subsidiaries.

Each subsidiary of AFG who employs an Employee shall be obligated to make payments to AFG to fund each eligible Employee's Account. The amount paid to AFG shall be in the proportion that such subsidiary's compensation paid to an Employee bears to an Employee's gross income determined under Section 4.2.

6.9 Transfer by AFG.

The Administrator shall have the authority, in its sole and absolute discretion, to transfer its obligation to pay the benefits of an Employee to a successor employer if such transfer is agreed to in writing by the successor employer. The transfer of the benefit shall fulfill AFG's obligation to pay any such Employee pursuant to Section 5.1.

AMERICAN FINANCIAL GROUP, INC.

BY:

Its:

APPENDIX I

AMERICAN FINANCIAL GROUP, INC.

AUXILIARY RASP

DESIGNATION OF BENEFICIARY

TO: The Board of Directors

American Financial Group, Inc.

I hereby direct that upon my death all or any payments to be made or remaining to be paid in accordance with rights granted to me under the Auxiliary RASP Plan shall be paid as follows:

(A) Primary Beneficiary

Name or Names of Persons or Trust

Address:

Date of Birth or of Trust:

Name of Trustee if applicable:

Telephone Number:

Social Security No. or T.I.N.:

(B) Alternate Beneficiary (in the event of the death or non-existence of the Primary Beneficiary listed above):

Name:

Address:

Date of Birth or of Trust:

Name of Trustee if applicable:

Telephone Number:

Social Security No. or T.I.N.:

The undersigned hereby reserves the right to change the beneficiary or beneficiaries designated herein at any time by filing in writing a new Designation of Beneficiary form with the Plan Administrator.

WITNESS:

EMPLOYEE:

Date:

ACKNOWLEDGMENT

AMERICAN FINANCIAL GROUP, INC.

Date: By: